Exhibit 99.2

Hims & Hers Health, Inc. Prices Upsized $350 Million Convertible Senior Notes Offering to Support International Expansion and Accelerate AI-Driven Platform Investment

Proceeds intended to be used to preserve financial flexibility as Hims & Hers executes on its international expansion strategy, including the proposed acquisition of Eucalyptus, invests in technology and operational infrastructure to drive anticipated cost efficiencies, and enhances the consumer experience with AI and its closed-loop data ecosystem.

SAN FRANCISCO—(BUSINESS WIRE)—May 18, 2026—Hims & Hers Health, Inc. (“Hims & Hers” or the “Company”, NYSE: HIMS) today announced the pricing of its offering of $350 million aggregate principal amount of 0.00% convertible senior notes due 2032 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $300 million aggregate principal amount of notes. The issuance and sale of the notes are scheduled to settle on May 21, 2026, subject to customary closing conditions. Hims & Hers also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $52.5 million aggregate principal amount of notes.

Hims & Hers intends to use the net proceeds from the offering to preserve financial flexibility while executing on its international expansion strategy, including its proposed acquisition of Eucalyptus, which is expected to close in mid-2026, subject to customary closing conditions. The Company also intends to use the net proceeds to invest in technology and fulfillment infrastructure to drive anticipated cost efficiencies, as well as to scale AI capabilities that enhance the consumer experience and better leverage the Company’s closed-loop data ecosystem. A portion of the net proceeds will be used to fund the cost of entering into the capped call transactions described below. If the initial purchasers exercise their option to purchase additional notes, a portion of the additional proceeds will also be used to fund the cost of entering into the related capped call transactions. The Company intends to use the remainder of the net proceeds, if any, for general corporate purposes.

The notes will be senior, unsecured obligations of Hims & Hers. The notes will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on June 1, 2032, unless earlier repurchased, redeemed or converted. Before March 1, 2032, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after March 1, 2032, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Hims & Hers will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at the Company’s option. The initial conversion rate is 33.8590 shares of Class A common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $29.53 per share of Class A common stock. The initial conversion price represents a premium of approximately 32.5% over the last reported sale price of $22.29 per share of the Company’s Class A common stock on May 18, 2026. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at the Company’s option at any time, and from time to time, on or after June 6, 2029 and on or before the 25th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s Class A common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Hims & Hers to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special and additional interest, if any, to, but excluding, the applicable repurchase date.

Hims & Hers estimates that the net proceeds from the offering will be approximately $338.5 million (or approximately $389.5 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and the Company’s estimated offering expenses. Hims & Hers intends to use approximately $32.0 million of the net proceeds to fund the cost of entering into the capped call transactions described below.

In connection with the pricing of the notes, Hims & Hers entered into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or one or more other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to the Company’s Class A common stock upon any conversion of the notes and/or offset any potential cash payments Hims & Hers is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

The cap price of the capped call transactions will initially be approximately $50.15 per share, which represents a premium of approximately 125% over the last reported sale price of the Company’s Class A common stock of $22.29 per share on May 18, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

If the initial purchasers exercise their option to purchase additional notes, then Hims & Hers expects to enter into additional capped call transactions with the option counterparties. In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s Class A common stock and/or purchase shares of the Company’s Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s Class A common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s Class A common stock and/or purchasing or selling the Company’s Class A common stock or other securities of Hims & Hers in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so (x) during any observation period related to a conversion of notes or following any repurchase of notes by Hims & Hers in connection with any redemption or fundamental change or (y) following any other repurchase of notes by the Company if the Company elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or decrease in the market price of the Company’s Class A common stock or the notes, which could affect the ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of Class A common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Class A common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Hims & Hers

Hims & Hers is the leading health and wellness platform on a mission to help the world feel great through the power of better health.

Forward-Looking Statements

Except for historical information, certain statements in this press release, including statements regarding the completion of the offering, the expected amount and intended use of the net proceeds, the timing of the closing of the proposed Eucalyptus transaction, and the effects of entering into the capped call transactions described above, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to risks, uncertainties and assumptions about Hims & Hers and its business, including, without limitation, risks and uncertainties related to market conditions, the satisfaction of the closing conditions related to the offering, risks related to obtaining the requisite consents to the proposed Eucalyptus transaction, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, and risks relating to international expansion and the Company’s business and strategy. Hims & Hers may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Hims & Hers does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the “Risk Factors” section in the Company’s most recently filed Quarterly Report on Form 10-Q and its most recently filed Annual Report on Form 10-K.

Contact Information

Investor Relations

Bill Newby

Investors@forhims.com

Media Relations

Abby Reisinger-Moley

Press@forhims.com